CONSENT
                                       OF
                          PAULI & COMPANY INCORPORATED

   We hereby consent to (i) the inclusion of our opinion letter, dated
October 4, 1996, to BMC Bancshares, Inc. ("BMC") at Appendix B to the Proxy Statement/Prospectus of BMC and CNB Bancshares, Inc. ("CNB") relating to the proposed merger of BMC with and into HBI Acquisition Company, a wholly owned subsidiary of CNB, and (ii) all references made to our firm and our opinion letter in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                              PAULI & COMPANY
                              INCORPORATED



                               By:  /s/ Selman Akyol
                                    -------------------------
                               Print Name: Selman Akyol
                                           ------------------
                               Its:  ________________________

St. Louis, Missouri
December 9, 1996